Exhibit 25.1

Form T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b) (2)

THE BANK OF NEW YORK

(Exact name of trustee as specified in its charter)

New York	13-5160382
(State of incorporation if not a U. S. national bank)	(I. R. S. employer identification no.)

One Wall Street, New York, NY	10286
(Address of principal executive offices)	(Zip code)

CanWest Media Inc.

(Exact name of obligor as specified in its charter)

Canada	N/A
(State or other jurisdiction of incorporation or organization)	(I. R. S. employer identification no.)

CanWest Media, Inc.

31st Floor, TD Centre

201 Portage Avenue

Winnipeg, Manitoba, Canada R3B 3L7

(Address of principal executive offices)

TABLE OF ADDITIONAL OBLIGORS

Exact name of obligor as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.	Address of principal executive offices
2846551 Canada Inc.	Canada	N/A	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2

3629368 Canada Inc.	Canada	N/A	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7

3919056 Canada Ltd.	Canada	N/A	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7

Apple Box Productions Sub Inc.	Canada	N/A	#300 – 10359 Whyte Avenue Edmonton, Alberta, Canada T3E 1Z9

BCTV Holdings Inc.	Canada	N/A	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2

Calgary Herald Group Inc.	Canada	N/A	215 16 Street SE Calgary, Alberta, Canada T2P 0W8

CanWest Ireland Nominee Limited	Ireland	N/A	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7

CanWest MediaWorks Ireland Holdings	Ireland	N/A	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7

CanWest—Montreal R.P. Holdings Inc./Société de Portefeuille CanWest—Montréal R.P. Inc.	Canada	N/A	c/o 800 Place Victoria Suite 3400 Montreal, Quebec, Canada H4Z 1E9

CanWest—Windsor R.P. Holdings Inc.	Canada	N/A	c/o 800 Place Victoria Suite 3400 Montreal, Quebec, Canada H4Z 1E9

Exact name of obligor as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.	Address of principal executive offices
CanWest Finance Inc./Financiére CanWest Inc.	Québec	N/A	30th Floor, CanWest Global Place 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3K6

CanWest Global Broadcasting Inc./Radiodiffusion CanWest Global Inc.	Québec	N/A	Enfield House Upper Collymore Rock St. Michael, Barbados West Indies

CanWest Interactive Inc.	Canada	N/A	International Financial Services Centre North Wall Quay Dublin 1

CanWest International Communications Inc.	Barbados	N/A	Enfield House Upper Collymore Rock St. Michael, Barbados West Indies

CanWest International Distribution Limited	Ireland	N/A	International Financial Services Centre North Wall Quay Dublin 1

CanWest International Management Inc.	Barbados	N/A	Enfield House Upper Collymore Rock St. Michael, Barbados West Indies

CanWest Irish Holdings (Barbados) Inc.	Barbados	N/A	245 rue Saint-Jacques Suite 100 Montreal, Quebec, Canada H2Y 1M6

CanWest Media Sales Limited	Canada	N/A	International Financial Services Centre North Wall Quay Dublin 1

CanWest Publications Inc./Publications CanWest Inc.	Canada	N/A	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7

CanWest (U.S.) Inc.	Delaware	N/A	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7

Exact name of obligor as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.	Address of principal executive offices
CGS Debenture Holding (Netherlands) B.V.	Netherlands	N/A	Herengracht 483 1017 BT Amsterdam The Netherlands

CGS International Holdings (Netherlands) B.V.	Netherlands	N/A	Herengracht 483 1017 BT Amsterdam The Netherlands

CGS NZ Radio Shareholding (Netherlands) B.V.	Netherlands	N/A	Herengracht 483 1017 BT Amsterdam The Netherlands

CGS NZ TV Shareholding (Netherlands) B.V.	Netherlands	N/A	Herengracht 483 1017 BT Amsterdam The Netherlands

CGS Shareholding (Netherlands) B.V.	Netherlands	N/A	Herengracht 483 1017 BT Amsterdam The Netherlands

CHBC Holdings Inc.	Canada	N/A	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2

CHEK Holdings Inc.	Canada	N/A	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2

Clarinet Music Inc.	Ontario	N/A	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2

Cool Records Inc.	Canada	N/A	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7

Edmonton Journal Group Inc.	Canada	N/A	10006 - 101 Street Edmonton, Alberta, Canada T5J 2S6

Fox Sports World Canada Holdco Inc.	Canada	N/A	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7

Exact name of obligor as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.	Address of principal executive offices
Global Centre Inc.	Ontario	N/A	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2

Global Communications Limited	Manitoba	N/A	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7

Global Television Centre Ltd.	Canada	N/A	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2

Global Television Network Inc./Réseau de Télévision Global Inc.	Canada	N/A	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2

Global Television Network Quebec, Limited Partnership/Réseau de Télévision Global Québec, Société en Commandite	Québec	N/A	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7

Global Television Specialty Networks Inc.	Canada	N/A	30th Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3K6

Lonestar Holdco Inc.	Canada	N/A	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7

Lower Mainland Publishing Group Inc.	Canada	N/A	3355 Grandview Highway Vancouver, British Columbia, Canada V5M 1Z5

MBS Productions Inc.	Canada	N/A	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7

Mobile Video Productions Inc.	Canada	N/A	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2

Montreal Gazette Group Inc./Groupe Montréal Gazette Inc.	Canada	N/A	250 St. Antoine Street West Montreal, Québec, Canada H2Y 3R7

Exact name of obligor as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.	Address of principal executive offices
Multisound Publishers Ltd.	Canada	N/A	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2

Nanaimo Daily News Group Inc.	Canada	N/A	2575 McCullough Road Nanaimo, British Columbia, Canada V9S 5W5

Ontv Holdings Inc.	Canada	N/A	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2

Ottawa Citizen Group Inc.	Canada	N/A	1101 Baxter Road Ottawa, Ontario, Canada K2C 3M4

Pacific Newspaper Group Inc.	Canada	N/A	200 Granville Street Vancouver, British Columbia, Canada V6C 3N3

Port Alberni Times Group Inc.	Canada	N/A	4918 Napier Street Port Alberni, British Columbia, Canada V9Y 7N1

ReachCanada Contact Centre Limited	Canada	N/A	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7

Regina Leader Post Group Inc.	Canada	N/A	1964 Park Street Regina, Saskatchewan, Canada S4P 3G4

RetroVista Holdco Inc.	Canada	N/A	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7

Saskatoon StarPhoenix Group Inc.	Canada	N/A	204 Fifth Avenue North Saskatoon, Saskatchewan, Canada S7K 2P1

Exact name of obligor as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.	Address of principal executive offices
Southam Digital Inc./Southam Numérique Inc.	Canada	N/A	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7

Vancouver Island Newspaper Group Inc.	Canada	N/A	34375 Cyril Street Abbotsford, British Columbia, Canada V2S 2H5

Victoria Times Colonist Group Inc.	Canada	N/A	2621 Douglas Street Victoria, British Columbia, Canada V8T 4M2

Western Communications Inc.	Canada	N/A	P.O. Box 6020 Bend, OR 97708

WIC Television Production Sub Inc.	Canada	N/A	1960 – 505 Burrard Street Vancouver, British Columbia, Canada V7X 1M6

Windsor Star Group Inc.	Canada	N/A	167 Ferry Street Windsor, Ontario, Canada N9A 4M5

Xtreme Sports Holdco Inc.	Canada	N/A	31st Floor, CanWest Global Place, 201 Portage Avenue Winnipeg, Manitoba, Canada R3B 3L7

Yellow Card Productions Inc.	Ontario	N/A	81 Barber Greene Road Don Mills, Ontario, Canada M3C 2A2

8% Series B Senior Subordinated Notes due 2012

(Title of the indenture securities)

1.	General information. Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Superintendent of Banks of the State	2 Rector Street, New York,
New York, NY	NY 10006, and Albany,
12203

Federal Reserve Bank of New York	33 Liberty Plaza, New York,
NY 10045

Federal Deposit Insurance Corporation	Washington, DC 20429

New York Clearing House Association	New York, NY 10005

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C. F. R. 229.10 (d).

1.	A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

4.	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

7.	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York. A New York banking corporation, organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of New York and State of New York, on the 15th day of April 2005.

The Bank of New York, as Trustee

By:	/s/ Vanessa Mack
Vanessa Mack
Assistant Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK

of One Wall Street, New York, N.Y. 10286

And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business December 31, 2004, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$3,866,500
Interest-bearing balances	8,455,170
Securities:
Held-to-maturity securities	1,885,665
Available-for-sale securities	20,781,508
Federal funds sold and securities purchased under agreements to resell
Federal funds sold in domestic offices	3,730,007
Securities purchased under agreements to resell	847,805
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	36,195,743
LESS: Allowance for loan and lease losses	587,611
Loans and leases, net of unearned income and allowance	35,608,132
Trading Assets	4,174,521
Premises and fixed assets (including capitalized leases)	949,424
Other real estate owned	754
Investments in unconsolidated subsidiaries and associated companies	268,366
Customers’ liability to this bank on acceptances outstanding	52,800
Intangible assets
Goodwill	2,746,404
Other intangible assets	758,137
Other assets	8,013,234

Total assets	$92,138,427

LIABILITIES
Deposits:
In domestic offices	$41,480,131
Noninterest-bearing	16,898,525
Interest-bearing	24,581,606
In foreign offices, Edge and Agreement subsidiaries, and IBFs	24,028,722
Noninterest-bearing	576,431
Interest-bearing	23,452,291
Federal funds purchased and securities sold under agreements to repurchase
Federal funds purchased in domestic offices	1,040,432
Securities sold under agreements to repurchase	491,007
Trading liabilities	2,724,930
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	4,780,573
Not applicable
Bank’s liability on acceptances executed and outstanding	54,517
Subordinated notes and debentures	2,390,000
Other liabilities	6,901,014

Total liabilities	$83,891,326

Minority interest in consolidated subsidiaries	140,499

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,135,284
Surplus (exclude all surplus related to preferred stock)	2,087,221
Retained earnings	4,892,420
Accumulated other comprehensive income	-8,323
Other equity capital components	0

Total equity capital	8,106,602

Total liabilities, minority interest, and equity capital	$92,138,427

I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Thomas J. Mastro,
Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas A. Renyi Gerald L. Hassell Alan R. Griffith	Directors